Exhibit 10.6
[To be placed on company letterhead.]

[Date]
[Name]
[Insert Address]
Re:    Retention Bonus
Dear [First Name]:
Rosehill Operating Company, LLC (the “Company”) values your contributions to our organization and looks forward to working with you as we consider various strategic alternatives in the coming months. Your continued leadership is critical during this time.
In recognition of your role, and the importance of your contributions to the Company in the months ahead, the Company has awarded you a one-time $[•] special cash award (the “Retention Bonus”), which will be paid in two equal installments. The first $[•] installment will be paid on the first regularly scheduled payroll date that follows [Insert Date] and the second $[•] installment will be paid on the first regularly scheduled payroll date that follows [Insert Date], in each case subject to your continued employment with the Company through such date and less all applicable taxes and withholdings.
In the event of the termination of your employment by the Company without “Cause” prior to full payment of the Retention Bonus, you will receive accelerated payment of any unpaid installments, which will be made within 30 days following such termination date. As used herein, “Cause” means (i) your material breach of any written agreement between you and the Company; (ii) your commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) your commission of, or conviction or indictment for, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude; or (iv) your willful failure or refusal, other than due to disability, to perform your duties to the Company or to follow any lawful directive from your supervisor.
Your receipt of the Retention Bonus does not affect your employment status with the Company. You are and will continue to be an employee at-will of the Company.
Because this retention bonus opportunities such as this are reserved for a small number of people, we ask that you please keep the terms of this letter agreement confidential. Failure to keep this letter and its contents strictly confidential could result in forfeiture of any Retention Bonus and other actions against your employment with the Company. If you have any questions about this program, please contact [Insert contact and phone number].
We look forward to your continued contributions to the Company.
Sincerely,
[Name]
[Title]